Exhibit 23
Consent of Independent Registered Public Accounting Firm
The Board of Directors
Arbitron Inc.:
We consent to the incorporation by reference in the registration statement (No. 333-82522) on Form S-3 and registration statements (Nos. 33-49601, 33-61551, 33-34035, 2-9757, 33-56833, 33-54379, 33-56325, 33-62319, 33-64913, 333-01793, 333-01887, 333-03661, 333-28069, 333-58143, 333-58145, 333-66643, 333-50757, 333-83455, 333-89565, 333-39384, 333-56296, 333-56826, 333-85492 and 333-124663) on Form S-8 of Arbitron Inc. of our reports dated February 24, 2006, with respect to the consolidated balance sheets of Arbitron Inc., as of December 31, 2005 and 2004 and the related consolidated statements of income, stockholders’ equity (deficit), comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Arbitron Inc.

Baltimore, Maryland
February 27, 2006